Exhibit 99.1
Signet Jewelers Announces New Senior Leadership Appointments

HAMILTON, Bermuda, July 31, 2025 – Signet Jewelers Limited (“Signet” or the “Company”) (NYSE:SIG), the world’s largest retailer of diamond jewelry, today announced the appointments of Julie Yoakum as President of Kay Jewelers and Peoples Jewellers, Stacee Johnson-Williams as Chief Merchandise Operations and Sourcing Officer and Lisa Laich as Chief Marketing Officer.

Yoakum, who was previously President and Chief Brand Merchant Officer at Helzberg Diamonds, leading product development, sourcing, quality assurance, distribution and digital transformation, brings a unique combination of operational rigor, entrepreneurial mindset and diamond industry expertise to the leadership of Signet’s brands.

Johnson-Williams, most recently interim President of Kay Jewelers and Peoples Jewellers, will lead the central sourcing and core merchandising team. In this role, she will further expand cross-brand sourcing capabilities and have responsibility for the assortment of core categories to fully leverage scale in buying.

Laich, who most recently oversaw digital and brand marketing for Crocs and HEYDUDE and brings over two decades of experience in elevating brands, will collaborate with the consumer brands to develop creative content and storytelling to drive consideration and loyalty while delivering the benefits of scale in marketing.

“Julie, Stacee and Lisa are experienced and highly accomplished industry leaders who believe in Signet’s purpose of Inspiring Love and will accelerate our Grow Brand Love strategy,” said Signet Chief Executive Officer J.K. Symancyk. “Julie brings over 30 years of experience in the jewelry and apparel industries, with a strong track record of sales growth. Stacee’s decade of leadership at Signet will enable her to quickly advance our core merchandising and leverage scale to drive top-line growth in key categories. And Lisa’s record of marketing excellence and commercial growth across leading retail brands complements the strengths of our team.”

For full bios on Signet's leadership team, please visit the Company's website.

About Signet and Safe Harbor Statement:
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. As a Purpose-driven and sustainability-focused company, Signet is a participant in the United Nations Global Compact and adheres to its principles-based approach to responsible business. Signet operates approximately 2,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared, Banter by Piercing Pagoda, Diamonds Direct, Blue Nile, James Allen, Rocksbox, Peoples Jewellers, H. Samuel, and Ernest Jones. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.banter.com, www.diamondsdirect.com, www.bluenile.com, www.jamesallen.com, www.rocksbox.com, www.peoplesjewellers.com, www.hsamuel.co.uk, www.ernestjones.co.uk.
This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon management's beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and may include statements regarding, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of the words "expects," "continue," "intends," "anticipates," "enhance," "estimates," "predicts," "believes," "should," "potential," "may," "preliminary," "forecast," "objective," "opportunity," "plan," "strategy," “develop,” “drive,” "target," or “will” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to executing or optimizing major business or strategic initiatives, such as realizing the benefits of our restructuring plans or transformation strategies, including those that the Company may develop in the future.
For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward looking statement, see the “Risk Factors” and “Forward-Looking Statements” sections of Signet’s Fiscal 2025 Annual Report on Form 10-K filed with the SEC on March 19, 2025 and quarterly reports on Form 10-Q and the “Safe Harbor Statements” in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Media:
Katie Spencer
katie.spencer@signetjewelers.com

Investors:
Rob Ballew
robert.ballew@signetjewelers.com